Exhibit 10.71

CERTIFICATE

OF

DESIGNATION, NUMBER, POWERS, PREFERENCES, AND RELATIVE,

PARTICIPATING, OPTIONAL, AND OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS,

LIMITATIONS, RESTRICTIONS, AND OTHER DISTINGUISHING CHARACTERISTICS OF SERIES "A" PREFERRED

STOCK OF

ML CAPITAL GROUP, INC.

(Incorporated under the laws of the State of Nevada)

It is hereby certified that:

1. The name of the Corporation is ML Capital Group Inc. (herein called, the "Corporation" or “Company”).

2. The Board of Directors of the Corporation, pursuant to the Articles of Incorporation and by duly adopted resolutions, approved the following resolution:

RESOLVED: That in accordance with Section 78.1955 of the Nevada General Corporation Law, this Board of Directors hereby adopts the following resolution: That 2,000,000 Shares of the Company’s Preferred Stock (par value $0.00001) authorized to be issued by this Corporation pursuant to Article II, Section 1 of the Corporation’s Articles of Incorporation be and hereby are authorized and created a series of preferred stock, hereby designated as the Series A Preferred Stock and shall have the voting powers, designations, preferences and relative participating, optional, or other rights, if any, or the qualifications, limitations, or restrictions, set forth in Article II, Section 1 of said Articles of Incorporation, and in addition thereto, those following:

(a) DESIGNATION. The preferred stock subject hereof shall be designated Series A Preferred Stock.

(b) DIVIDENDS. The shares of the Series A Preferred Stock shall not be entitled to receive any ordinary or liquidating dividends from any funds legally available.

(d) CONVERSION. The shares of Series A Preferred Stock may not be converted at any time into the Corporation’s Common Stock or any other series of preferred stock.

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(e) REDEMPTION. The shares of the Series A Preferred Stock may, upon written approval of any holder of the Series A Preferred Stock, be redeemed at a redemption price of $0.00001 per share.

(f) VOTING RIGHTS. Except as otherwise provided by law, each share of Series A Preferred Stock shall be entitled, on all matters on which any of the shareholders are required or permitted to vote Ten Thousand (10,000) votes. And except as provided expressly herein or as required by law, the holders of the Series A Preferred Stock shall vote together with the Common Stock shareholders and not as a separate class. So long as any shares of the Series A Preferred Stock remain outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent) of the holders of at least a majority of the total number of shares of the Series A Preferred Stock then outstanding voting separately as a class, alter or change, in any material respect, the rights, preferences or privileges or the restrictions of the shares of the Series A Preferred Stock whether by amendment of the Corporation's Certificate of Designation of Preferences or otherwise. At any meeting at which the holders of the Series A Preferred Stock are entitled to vote as a class pursuant to this provision, the holders of a majority of all outstanding shares of Series A Preferred Stock, present in person or represented by proxy, shall be necessary to constitute a quorum.

(g) NOTICE. Except as otherwise provided herein, any notice required to be given to the Corporation or holders of the Series A Preferred Stock shall be given in person, transmitted by tele-copier, delivered by a recognized national overnight express delivery service or sent by United States mail (certified or registered air mail for addresses outside of the continental United States), return receipt requested, postage prepaid and addressed to the corporation at its principal office and to each holder of record at his address as it appears on the books of the corporation. Except as otherwise provided herein, any notice so given shall be deemed delivered upon the earlier of (i) actual receipt; (ii) receipt by sender of a confirmed receipt of tele-copied notice; (iii) two business days after delivery of such overnight express service; or (iv) five business days after deposit in the United States mail.

The above Certificate was duly adopted by the Corporation’s Board of Directors on this Twenty-Seventh day of February 2015 by unanimous written consent.

Dated: February 27, 2015

/s/ Lisa Nelson

Lisa Nelson, President